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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 - K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                JANUARY 29, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


   NEVADA                            000-30835                 86-0885559
  (STATE OF                         (COMMISSION              (IRS EMPLOYER
INCORPORATION)                      FILE NUMBER)           IDENTIFICATION NO.)



100 Second Ave South, Ste. 1100S, St. Petersburg, FL                   33701
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


                                 (727) 896-1513
                                ----------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.  OTHER EVENTS

         On January 31, 2001, Affinity International Travel Systems Inc ("Affinity") publicly disseminated a press release announcing that the Company had entered into an agreement for an equity financing facility. Per the terms of the agreement, following the completion of registering shares of common stock for resale, Affinity will have the option to sell up to $10,000,000 of the Company's common stock, at a discount to the market price, to Ailouros Ltd. ("Ailouros").

         The summary is not a complete description of the agreement, and is qualified in its entirety by reference to (i) the press release, dated February 1, 2001, (ii) the Subscription Agreement by and between Affinty and Ailouros and Comergent Capital, Ltd ("Comergent"), (iii) the Series A Warrant by and between Affinity and Ailouros, (iv) the Series B Warrant by and between Affinity and Ailouros, and (v) the Series C Warrant by and between Affinity and Comergent Capital, Ltd.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

         The following exhibits are filed as part of this report:

Exhibit

NUMBER   DESCRIPTION
------   -----------

99       Press Release dated January 29, 2001

4.35 Subscription Agreement, by and between Affinity International Travel Systems, Inc. and Ailouros Ltd. and Comergent Capital dated January 29, 2001

4.36 Series A Warrant, by and between Affinity International Travel Systems, Inc. and Ailouros Ltd.

4.37 Series B Warrant between Affinity International Travel Systems, Inc. and Ailouros Ltd.

4.38 Series C Warrant between Affinity International Travel Systems, Inc. and Comergent Capital Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC


Dated:  February 2, 2001         By: /S/ Daniel G. Brandano
                                    -----------------------------------------
                                     Daniel G. Brandano,
                                     President and Chief Executive Officer






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